Exhibit 99.1

FIRST QUARTER 2017

FINANCIAL SUPPLEMENT

If you need further information, please contact:

Aarti Bowman, Investor Relations

901-523-4017

aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS

This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes.

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 22 of this financial supplement.

2

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

3

FHN PERFORMANCE HIGHLIGHTS

First Quarter 2017 vs. Fourth Quarter 2016

Consolidated

•	Net income available to common shareholders was $54.0 million, or $.23 per diluted share in first quarter, compared to $53.3 million, or $.23 per diluted share in fourth quarter
•	Net interest income (“NII”) decreased to $189.7 million in first quarter from $195.6 million in fourth quarter; Net Interest Margin (“NIM”) decreased to 2.92 percent in first quarter from 3.00 percent in prior quarter
•	The decrease in NII was driven by lower average balances of loans to mortgage companies, fewer days in first quarter relative to the prior quarter, lower average balances of fixed income trading inventory and run-off of the non-strategic loan portfolios
•	NII was favorably impacted by the positive impact of higher short-term market rates and loan growth within the Regional banking other commercial portfolios
•	The decrease in NIM was primarily due to an increase in average excess cash held at the Fed during first quarter relative to fourth quarter, somewhat offset by higher short-term market rates
•	Noninterest income (including securities gains) was $116.9 million in first quarter compared to $124.1 million in prior quarter
•	The decrease was largely driven by lower fees within the regional banking segment, as well as a decrease in fixed income revenues
•	Noninterest expense decreased to $222.2 million in first quarter from $237.9 million in fourth quarter driven by a net decrease in loss accruals related to legal matters and lower personnel-related expenses, as well as declines in several other expense categories related to continued emphasis on expense discipline
•	Period-end loans were $19.1 billion and $19.6 billion in first and fourth quarter, respectively; average loans decreased 3 percent to $18.8 billion in first quarter
•	Period-end deposits increased to $23.5 billion in first quarter from $22.7 billion in fourth quarter; average deposits increased 2 percent linked quarter to $22.8 billion in first quarter

Regional Banking

•	Pre-tax income was $101.2 million in first quarter compared to $98.5 million in fourth quarter; pre-provision net revenue was $104.3 million and $103.2 million in first and fourth quarters, respectively
•	Period-end loans were $17.5 billion and $17.9 billion in first and fourth quarters, respectively; average loans decreased 3 percent to $17.2 billion in first quarter
•	The decrease in period-end and average loans was primarily driven by a decrease in loans to mortgage companies, somewhat offset by increases in other commercial loan portfolios
•	Period-end deposits increased to $20.5 billion in first quarter from $19.3 billion in fourth quarter; average deposits increased 3 percent to $19.7 billion
•	The increase in period-end and average deposits was primarily driven by a seasonal increase in public funds and an increase in priority savings due to a promotional campaign, somewhat offset by a decrease in insured network deposits
•	NII decreased to $193.4 million in first quarter from $200.7 million in fourth quarter
•	The decrease in NII was largely the result of lower average balances of loans to mortgage companies and fewer days in first quarter relative to the prior quarter, somewhat offset by a higher earnings credit on deposits and higher average balances of other commercial loans
•	Provision expense was $3.1 million in first quarter compared to $4.7 million in the prior quarter reflecting continued strong performance in both the commercial and consumer portfolios
•	Reserves increased $1.9 million from fourth quarter, primarily within the consumer portfolio, while net charge-offs were $1.2 million in first quarter compared to $2.0 million in fourth quarter
•	Noninterest income was $59.0 million in first quarter compared to $63.3 million in fourth quarter
•	The decrease in noninterest income was largely driven by lower deposit fees, which were primarily attributable to lower non-sufficient funds (“NSF”) fees from the combined effects of a seasonable downward trend and a modification of billing practices. Noninterest income was also negatively impacted by lower fee income associated with derivative sales
•	Noninterest expense decreased to $148.1 million in first quarter from $160.9 million in fourth quarter
•	The decrease was driven by a decline in loss accruals related to legal matters, as well as declines in most other expense categories due to continued emphasis on expense discipline

Fixed Income

•	Pre-tax income was $3.3 million in first quarter compared to $5.9 million in fourth quarter
•	NII was $1.2 million in first quarter compared to $2.5 million in fourth quarter
•	The decline in NII was due to lower net inventory positions driven by reduced customer activity
•	Noninterest income decreased to $50.8 million in first quarter from $52.1 million in the prior quarter
•	Fixed income product revenue was $42.7 million in first quarter compared to $43.8 million in fourth quarter
•	Fixed income product average daily revenue (“ADR”) was $689 thousand and $718 thousand in first and fourth quarters, respectively
•	Other product revenue was $8.1 million in first quarter compared to $8.3 million in fourth quarter
•	Noninterest expense remained flat at $48.7 million in first quarter as a decrease in variable compensation expense was offset by the seasonal first quarter FICA reset and an increase in legal fees
4

FHN PERFORMANCE HIGHLIGHTS (continued)

First Quarter 2017 vs. Fourth Quarter 2016 (continued)

Corporate

•	Pre-tax loss was $25.5 million in first quarter compared to pre-tax loss of $27.4 million in prior quarter
•	NII was negative $14.1 million and negative $17.5 million in first and fourth quarter, respectively
•	Estimated effective duration of the securities portfolio was 4.5 years in first quarter compared to 4.8 years in fourth quarter
•	Noninterest income (including net securities gains) was $5.5 million in first quarter compared to $4.7 million in fourth quarter
•	Noninterest expense was $16.9 million in first quarter compared to $14.6 million in prior quarter

Non-Strategic

•	Pre-tax income was $6.5 million in first quarter compared to $4.8 million in fourth quarter
•	NII was $9.3 million and $9.8 million in first and fourth quarter, respectively
•	The provision credit was $4.1 million in first quarter compared to a provision credit of $4.7 million in fourth quarter
•	The level of provision continues to reflect declining balances combined with stable performance within the legacy portfolio
•	Noninterest income was $1.7 million in first quarter compared to $4.0 million in prior quarter
•	Fourth quarter included a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR
•	Noninterest expense decreased to $8.6 million in first quarter from $13.7 million in fourth quarter driven by a $2.8 million decrease in legal fees and a $2.3 million net decline in loss accruals related to legal matters

Asset Quality

•	Allowance for loan losses decreased to $202.0 million in first quarter from $202.1 million in fourth quarter; the allowance to loans ratio increased 3 bps to 106 basis points in first quarter
•	Reserves for the consumer portfolio decreased $.8 million which was partially offset by a $.7 million increase in commercial portfolio reserves
•	Net recoveries were $.9 million in first quarter compared to $.5 million in fourth quarter
•	Regional bank net charge-offs decreased $.8 million to $1.2 million in first quarter due to improvements in both commercial and consumer portfolios
•	Non-strategic net recoveries decreased $.4 million to $2.1 million in first quarter; the decrease was driven by the consumer real estate portfolio
•	Nonperforming loans (“NPLs”), excluding loans held-for-sale, decreased to $143.4 million in first quarter from $145.6 million in fourth quarter; the decrease was largely driven by the commercial portfolio
•	Nonperforming assets (“NPAs”), excluding loans held-for-sale, were $153.7 million compared to $156.9 million
•	30+ delinquencies as a percentage of total loans increased to 39 basis points in first quarter compared to 34 basis points in fourth quarter; the increase was primarily driven by a few credits within the C&I portfolio, one of which has become current in early second quarter 2017
•	TDRs decreased to $337.2 million in first quarter from $354.5 million in prior quarter

Taxes

•	The effective tax rates for first and fourth quarters were 31.66 percent and 29.37 percent, respectively
•	The rates reflect the favorable effect from permanent benefits. Permanent benefits primarily consist of tax credit investments, life insurance, and tax-exempt interest

Capital and Liquidity

•	Declared $.09 per common share quarterly dividend in first quarter, aggregating $21.0 million, which was paid on April 3, 2017
•	Declared aggregate preferred quarterly dividend of $1.6 million in first quarter which was paid on April 10, 2017
•	There were no repurchases of shares in first quarter under the current share repurchase program (unrelated to employee stock award programs); $189.7 million remains in the stock purchase authorization first announced in 2014, currently scheduled to expire January 31, 2018
•	Capital ratios (regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate)
•	Total equity to total assets (GAAP) of 9.25 percent in first quarter compared to 9.47 percent in prior quarter
•	Tangible common equity to tangible assets (Non-GAAP) of 7.27 percent in first quarter compared to 7.42 percent in prior quarter
•	Common Equity Tier 1 of 10.15 percent in first quarter compared to 9.94 percent in prior quarter
•	Tier 1 of 11.30 percent in first quarter compared to 11.17 percent in prior quarter
•	Total Capital of 12.33 percent in first quarter compared to 12.24 percent in prior quarter
•	Leverage of 9.31 percent in first quarter compared to 9.35 percent in prior quarter
5

FHN CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						1Q17 Changes vs.
(Dollars in thousands, except per share data)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Interest income	$218,811	$219,897	$206,972	$197,376	$193,664	*	13%
Less: interest expense	29,103	24,346	21,777	21,112	21,590	20%	35%
Net interest income	189,708	195,551	185,195	176,264	172,074	(3)%	10%
Provision/(provision credit) for loan losses	(1,000)	—	4,000	4,000	3,000	NM	NM
Net interest income after provision for loan losses	190,708	195,551	181,195	172,264	169,074	(2)%	13%
Noninterest income:
Fixed income	50,678	51,923	71,748	77,913	66,977	(2)%	(24)%
Deposit transactions and cash management	24,565	27,504	27,221	26,991	26,837	(11)%	(8)%
Brokerage, management fees and commissions	11,906	11,003	10,828	10,665	10,415	8%	14%
Trust services and investment management	6,653	7,053	6,885	7,224	6,565	(6)%	1%
Bankcard income (a)	5,455	6,353	6,260	6,558	5,259	(14)%	4%
Bank-owned life insurance	3,247	3,558	3,997	3,743	3,389	(9)%	(4)%
Securities gains/(losses), net	44	(132)	(200)	99	1,574	NM	(97)%
Other (b)	14,391	16,815	21,806	12,321	13,289	(14)%	8%
Total noninterest income	116,939	124,077	148,545	145,514	134,305	(6)%	(13)%
Adjusted gross income after provision for loan losses	307,647	319,628	329,740	317,778	303,379	(4)%	1%
Noninterest expense:
Employee compensation, incentives, and benefits	134,932	137,324	145,103	143,370	137,151	(2)%	(2)%
Repurchase and foreclosure provision (c)	(238)	(1,104)	(218)	(31,400)	—	78%	NM
Legal fees	5,283	6,038	4,750	5,891	4,879	(13)%	8%
Professional fees	4,746	4,827	4,859	4,284	5,199	(2)%	(9)%
Occupancy	12,340	12,818	12,722	12,736	12,604	(4)%	(2)%
Computer software (d)	10,799	11,909	10,400	11,226	11,587	(9)%	(7)%
Contract employment and outsourcing	2,958	2,696	2,443	2,497	2,425	10%	22%
Operations services	10,875	10,913	10,518	10,521	9,900	*	10%
Equipment rentals, depreciation, and maintenance	6,351	7,959	6,085	7,182	6,159	(20)%	3%
FDIC premium expense	5,739	6,095	5,721	4,848	4,921	(6)%	17%
Advertising and public relations (e)	4,601	6,093	6,065	4,481	4,973	(24)%	(7)%
Communications and courier	3,800	3,593	3,883	3,039	3,750	6%	1%
Amortization of intangible assets	1,232	1,300	1,299	1,299	1,300	(5)%	(5)%
Other (b)	18,787	27,436	19,928	46,848	22,079	(32)%	(15)%
Total noninterest expense	222,205	237,897	233,558	226,822	226,927	(7)%	(2)%
Income before income taxes	85,442	81,731	96,182	90,956	76,452	5%	12%
Provision for income taxes	27,054	24,008	28,547	30,016	24,239	13%	12%
Net income	58,388	57,723	67,635	60,940	52,213	1%	12%
Net income attributable to noncontrolling interest	2,820	2,879	2,883	2,852	2,851	(2)%	(1)%
Net income attributable to controlling interest	55,568	54,844	64,752	58,088	49,362	1%	13%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income available to common shareholders	$54,018	$53,294	$63,202	$56,538	$47,812	1%	13%
Common Stock Data
EPS	$0.23	$0.23	$0.27	$0.24	$0.20	*	15%
Basic shares (thousands)	233,076	232,731	231,856	231,573	234,651	*	(1)%
Diluted EPS	$0.23	$0.23	$0.27	$0.24	$0.20	*	15%
Diluted shares (thousands)	236,855	235,590	234,092	233,576	236,666	1%	*
Key Ratios & Other
Return on average assets (annualized) (f)	0.82%	0.80%	0.97%	0.91%	0.79%
Return on average common equity (“ROE”) (annualized) (f)	9.40%	9.00%	10.80%	10.04%	8.53%
Return on average tangible common equity (“ROTCE”) (annualized) (f) (g)	10.33%	9.89%	11.90%	11.10%	9.44%
Fee income to total revenue (f)	38.13%	38.84%	44.54%	45.21%	43.55%
Efficiency ratio (f)	72.47%	74.40%	69.94%	70.51%	74.45%
Full time equivalent employees	4,258	4,248	4,246	4,228	4,241
NM - Not meaningful
* Amount is less than one percent.
(a)	2Q16 increase driven by a significant new relationship.
(b)	Refer to the Other Income and Other Expense table on page 7 for additional information.
(c)	Expense reversals driven by the settlements/recoveries of certain repurchase claims.
(d)	4Q16 expense increase largely driven by investments in a new digital banking platform.
(e)	4Q16 includes $1.1 million related to CRA initiatives; 3Q16 increase related to a promotional branding campaign.
(f)	See Glossary of Terms for definitions of Key Ratios.
(g)	This non-GAAP measure is reconciled to ROE (GAAP) in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.
6

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

						1Q17 Changes vs.
(Thousands)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Other Income
ATM and interchange fees	$2,778	$3,047	$3,081	$2,879	$2,958	(9)%	(6)%
Electronic banking fees	1,323	1,301	1,398	1,381	1,397	2%	(5)%
Letter of credit fees	1,036	946	981	1,115	1,061	10%	(2)%
Mortgage banking (a)	1,261	2,820	5,524	598	1,273	(55)%	(1)%
Deferred compensation (b)	1,827	863	1,038	795	329	NM	NM
Insurance commissions	883	680	1,262	552	487	30%	81%
Other service charges	2,984	3,018	3,004	2,996	2,713	(1)%	10%
Other (c)	2,299	4,140	5,518	2,005	3,071	(44)%	(25)%
Total	$14,391	$16,815	$21,806	$12,321	$13,289	(14)%	8%

Other Expense
Litigation and regulatory matters	$(292)	$4,684	$260	$26,000	$(475)	NM	39%
Tax credit investments	942	1,024	788	831	706	(8)%	33%
Travel and entertainment	2,348	3,240	2,478	2,495	2,062	(28)%	14%
Employee training and dues	1,543	1,603	1,360	1,338	1,390	(4)%	11%
Customer relations	1,336	1,451	1,442	1,483	1,879	(8)%	(29)%
Miscellaneous loan costs	622	628	676	565	717	(1)%	(13)%
Supplies	863	1,320	1,158	930	1,026	(35)%	(16)%
Foreclosed real estate	204	648	815	(432)	(258)	(69)%	NM
Other insurance and taxes	2,390	1,939	2,625	3,014	3,313	23%	(28)%
Other (d)	8,831	10,899	8,326	10,624	11,719	(19)%	(25)%
Total	$18,787	$27,436	$19,928	$46,848	$22,079	(32)%	(15)%
NM - Not meaningful
(a)	4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR; 3Q16 includes $4.4 million of gains primarily related to recoveries associated with prior legacy mortgage servicing sales.
(b)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.
(c)	3Q16 includes a $1.8 million gain on the sales of properties.
(d)	2Q16 includes $2.5 million of negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares; 1Q16 includes $3.7 million of impairment related to branch closures.
7

FHN CONSOLIDATED PERIOD-END BALANCE SHEET

Quarterly, Unaudited

						1Q17 Changes vs.
(Thousands)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Assets:
Investment securities	$3,953,632	$3,957,846	$4,041,934	$4,023,576	$4,028,731	*	(2)%
Loans held-for-sale	105,456	111,248	155,215	117,976	116,270	(5)%	(9)%
Loans, net of unearned income	19,090,074	19,589,520	19,555,787	18,589,337	17,574,994	(3)%	9%
Federal funds sold	31,495	50,838	27,097	40,570	34,061	(38)%	(8)%
Securities purchased under agreements to resell	835,222	613,682	802,815	881,732	767,483	36%	9%
Interest-bearing cash (a)	2,106,597	1,060,034	219,834	321,743	951,920	99%	NM
Trading securities	1,167,310	897,071	1,320,535	1,162,959	1,226,521	30%	(5)%
Total earning assets	27,289,786	26,280,239	26,123,217	25,137,893	24,699,980	4%	10%
Cash and due from banks	369,290	373,274	327,639	283,648	280,625	(1)%	32%
Fixed income receivables (b)	168,315	57,411	91,997	219,939	114,854	NM	47%
Goodwill	191,371	191,371	191,371	191,307	191,307	*	*
Other intangible assets, net	19,785	21,017	22,317	23,616	24,915	(6)%	(21)%
Premises and equipment, net	290,497	289,385	279,178	279,676	274,347	*	6%
Real estate acquired by foreclosure	15,144	16,237	18,945	20,053	24,521	(7)%	(38)%
Allowance for loan losses	(201,968)	(202,068)	(201,557)	(199,807)	(204,034)	*	(1)%
Derivative assets	98,120	121,654	160,736	196,989	165,007	(19)%	(41)%
Other assets	1,378,260	1,406,711	1,435,379	1,387,756	1,392,160	(2)%	(1)%
Total assets	$29,618,600	$28,555,231	$28,449,222	$27,541,070	$26,963,682	4%	10%

Liabilities and Equity:
Deposits:
Savings	$9,573,628	$9,428,197	$8,753,115	$7,960,182	$7,921,344	2%	21%
Other interest-bearing deposits	6,164,775	5,948,439	5,605,734	5,720,628	5,371,864	4%	15%
Time deposits	1,385,818	1,355,133	1,325,079	1,264,635	1,317,431	2%	5%
Total interest-bearing deposits	17,124,221	16,731,769	15,683,928	14,945,445	14,610,639	2%	17%
Noninterest-bearing deposits	6,355,620	5,940,594	5,890,252	5,684,732	5,717,195	7%	11%
Total deposits	23,479,841	22,672,363	21,574,180	20,630,177	20,327,834	4%	16%
Federal funds purchased	504,805	414,207	538,284	508,669	588,413	22%	(14)%
Securities sold under agreements to repurchase	406,354	453,053	341,998	451,129	425,217	(10)%	(4)%
Trading liabilities	848,190	561,848	702,226	789,540	738,653	51%	15%
Other short-term borrowings (c)	79,454	83,177	792,736	543,033	96,723	(4)%	(18)%
Term borrowings (d)	1,035,036	1,040,656	1,065,651	1,076,943	1,323,749	(1)%	(22)%
Fixed income payables (b)	21,116	21,002	68,897	90,400	56,399	1%	(63)%
Derivative liabilities	101,347	135,897	144,829	170,619	146,297	(25)%	(31)%
Other liabilities	401,997	467,944	475,839	588,636	617,449	(14)%	(35)%
Total liabilities	26,878,140	25,850,147	25,704,640	24,849,146	24,320,734	4%	11%
Equity:
Common stock	146,177	146,015	145,772	145,012	145,342	*	1%
Capital surplus	1,391,777	1,386,636	1,376,319	1,362,528	1,371,397	*	1%
Undivided profits	1,061,409	1,029,032	992,264	945,663	905,595	3%	17%
Accumulated other comprehensive loss, net	(249,958)	(247,654)	(160,828)	(152,334)	(170,441)	1%	47%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (e)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,740,460	2,705,084	2,744,582	2,691,924	2,642,948	1%	4%
Total liabilities and equity	$29,618,600	$28,555,231	$28,449,222	$27,541,070	$26,963,682	4%	10%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

*Amount is less than one percent.

(a)	Includes excess balances held at Fed; 1Q17 increase largely driven by an inflow of customer deposits.
(b)	Period-end balances fluctuate based on the level of pending unsettled trades.
(c)	4Q16 decrease due to repayment of FHLB borrowings as a result of an inflow of deposits; 3Q16 and 2Q16 increase related to higher FHLB borrowings as a result of increased loan demand.
(d)	In 2Q16 $250 million of FTBNA subordinated notes matured.
(e)	Consists of preferred stock of subsidiaries.

8

FHN CONSOLIDATED AVERAGE BALANCE SHEET

Quarterly, Unaudited

						1Q17 Changes vs.
(Thousands)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$11,381,258	$11,987,562	$11,281,691	$10,451,954	$9,994,084	(5)%	14%
Commercial real estate	2,176,355	2,089,314	1,997,121	1,901,592	1,765,435	4%	23%
Consumer real estate	4,491,786	4,545,646	4,601,420	4,662,172	4,732,968	(1)%	(5)%
Permanent mortgage	415,916	429,914	436,952	435,521	447,800	(3)%	(7)%
Credit card and other	348,123	361,311	362,166	360,874	353,661	(4)%	(2)%
Total loans, net of unearned income (a)	18,813,438	19,413,747	18,679,350	17,812,113	17,293,948	(3)%	9%
Loans held-for-sale	110,726	127,484	132,434	114,859	122,146	(13)%	(9)%
Investment securities:
U.S. treasuries	100	100	100	100	100	*	*
U.S. government agencies	3,735,472	3,810,207	3,844,103	3,814,059	3,790,568	(2)%	(1)%
States and municipalities	4,350	4,344	4,516	5,830	5,823	*	(25)%
Corporate bonds	10,000	10,000	10,000	10,000	10,000	*	*
Other	186,670	186,452	186,632	186,812	185,638	*	1%
Total investment securities	3,936,592	4,011,103	4,045,351	4,016,801	3,992,129	(2)%	(1)%
Trading securities	929,545	1,283,407	1,155,776	1,269,909	1,142,215	(28)%	(19)%
Other earning assets:
Federal funds sold	17,015	19,323	28,049	20,825	25,454	(12)%	(33)%
Securities purchased under agreements to resell	691,469	792,156	808,861	891,973	817,963	(13)%	(15)%
Interest-bearing cash (b)	2,117,498	711,485	491,164	475,881	1,009,739	NM	NM
Total other earning assets	2,825,982	1,522,964	1,328,074	1,388,679	1,853,156	86%	52%
Total earning assets	26,616,283	26,358,705	25,340,985	24,602,361	24,403,594	1%	9%
Allowance for loan losses	(202,618)	(201,306)	(200,654)	(201,622)	(208,884)	1%	(3)%
Cash and due from banks	367,136	334,168	320,549	310,691	316,467	10%	16%
Fixed income receivables	41,688	83,019	75,255	73,029	74,495	(50)%	(44)%
Premises and equipment, net	289,202	282,849	278,042	275,206	275,764	2%	5%
Derivative assets	84,419	138,451	170,546	147,561	117,815	(39)%	(28)%
Other assets	1,609,996	1,640,781	1,624,979	1,621,322	1,639,443	(2)%	(2)%
Total assets	$28,806,106	$28,636,667	$27,609,702	$26,828,548	$26,618,694	1%	8%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$9,473,424	$9,202,101	$8,507,474	$7,865,977	$7,898,580	3%	20%
Other interest-bearing deposits	5,889,098	5,706,246	5,450,401	5,431,736	5,281,059	3%	12%
Time deposits	1,405,242	1,341,052	1,266,765	1,300,709	1,286,320	5%	9%
Total interest-bearing deposits	16,767,764	16,249,399	15,224,640	14,598,422	14,465,959	3%	16%
Federal funds purchased	552,820	528,266	598,666	600,381	630,143	5%	(12)%
Securities sold under agreements to repurchase	419,131	378,837	387,486	490,449	445,964	11%	(6)%
Trading liabilities	642,456	745,011	752,270	828,629	758,739	(14)%	(15)%
Other short-term borrowings (c)	80,939	243,527	252,048	184,602	112,498	(67)%	(28)%
Term borrowings (d)	1,039,719	1,064,206	1,075,039	1,072,393	1,310,370	(2)%	(21)%
Total interest-bearing liabilities	19,502,829	19,209,246	18,290,149	17,774,876	17,723,673	2%	10%
Noninterest-bearing deposits	6,051,510	6,039,025	5,874,857	5,654,446	5,470,855	*	11%
Fixed income payables	22,843	63,745	44,600	30,872	53,004	(64)%	(57)%
Derivative liabilities	84,928	123,460	146,063	129,260	122,378	(31)%	(31)%
Other liabilities	421,328	454,363	535,714	583,606	604,410	(7)%	(30)%
Total liabilities	26,083,438	25,889,839	24,891,383	24,173,060	23,974,320	1%	9%
Equity:
Common stock	146,098	145,902	145,362	145,226	147,287	*	(1)%
Capital surplus	1,389,062	1,380,843	1,369,708	1,367,468	1,405,996	1%	(1)%
Undivided profits	1,044,388	1,015,742	967,872	924,822	889,209	3%	17%
Accumulated other comprehensive loss, net	(247,935)	(186,714)	(155,678)	(173,083)	(189,173)	33%	31%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (e)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,722,668	2,746,828	2,718,319	2,655,488	2,644,374	(1)%	3%
Total liabilities and equity	$28,806,106	$28,636,667	$27,609,702	$26,828,548	$26,618,694	1%	8%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

* Amount is less than one percent.

(a)	Includes loans on nonaccrual status.
(b)	Includes excess balances held at Fed; 1Q17 increase largely driven by an inflow of customer deposits.
(c)	4Q16, 3Q16 and 2Q16 include higher FHLB borrowings as a result of increased loan demand.
(d)	In 2Q16 $250 million of FTBNA subordinated notes matured.
(e)	Consists of preferred stock of subsidiaries.

9

FHN CONSOLIDATED NET INTEREST INCOME (a)

Quarterly, Unaudited

						1Q17 Changes vs.
(Thousands)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Interest Income:
Loans, net of unearned income (b)	$183,031	$187,158	$176,511	$165,550	$160,687	(2)%	14%
Loans held-for-sale	1,283	1,602	1,445	1,198	1,261	(20)%	2%
Investment securities:
U.S. government agencies	24,221	23,110	22,517	22,801	23,273	5%	4%
States and municipalities	101	102	102	106	97	(1)%	4%
Corporate bonds	131	131	131	132	131	*	*
Other	1,414	1,479	1,138	1,152	1,201	(4)%	18%
Total investment securities	25,867	24,822	23,888	24,191	24,702	4%	5%
Trading securities	6,602	8,616	7,110	8,374	8,185	(23)%	(19)%
Other earning assets:
Federal funds sold	54	52	70	57	80	4%	(33)%
Securities purchased under agreements to resell (c)	590	(186)	169	322	226	NM	NM
Interest-bearing cash	4,235	1,027	604	574	1,252	NM	NM
Total other earning assets	4,879	893	843	953	1,558	NM	NM
Interest income	$221,662	$223,091	$209,797	$200,266	$196,393	(1)%	13%

Interest Expense:
Interest-bearing deposits:
Savings	$9,210	$6,333	$4,939	$4,146	$4,190	45%	NM
Other interest-bearing deposits	4,143	2,935	2,592	2,526	2,304	41%	80%
Time deposits	2,833	2,728	2,496	2,474	2,323	4%	22%
Total interest-bearing deposits	16,186	11,996	10,027	9,146	8,817	35%	84%
Federal funds purchased	1,056	731	779	762	797	44%	32%
Securities sold under agreements to repurchase	89	47	90	138	59	89%	51%
Trading liabilities	3,781	3,848	3,331	3,782	4,039	(2)%	(6)%
Other short-term borrowings	247	373	385	303	272	(34)%	(9)%
Term borrowings	7,744	7,351	7,165	6,981	7,606	5%	2%
Interest expense	29,103	24,346	21,777	21,112	21,590	20%	35%
Net interest income - tax equivalent basis	192,559	198,745	188,020	179,154	174,803	(3)%	10%
Fully taxable equivalent adjustment	(2,851)	(3,194)	(2,825)	(2,890)	(2,729)	11%	(4)%
Net interest income	$189,708	$195,551	$185,195	$176,264	$172,074	(3)%	10%

Certain previously reported amounts have been reclassified to agree with current presentation.

* Amount is less than one percent.

NM - Not meaningful

(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 35 percent and, where applicable, state income taxes.
(b)	Includes interest on loans in nonaccrual status.
(c)	4Q16 driven by negative market rates on reverse repurchase agreements.

10

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES

Quarterly, Unaudited

	1Q17	4Q16	3Q16	2Q16	1Q16

Assets:
Earning assets (a):
Loans, net of unearned income (b):
Commercial loans	3.86%	3.75%	3.63%	3.58%	3.58%
Consumer loans	4.13	4.06	4.08	4.08	4.07
Total loans, net of unearned income (c)	3.94	3.84	3.76	3.74	3.73
Loans held-for-sale	4.64	5.03	4.36	4.17	4.13
Investment securities:
U.S. government agencies	2.59	2.43	2.34	2.39	2.46
States and municipalities	9.33	9.39	9.01	7.27	6.70
Corporate bonds	5.25	5.25	5.25	5.25	5.25
Other	3.03	3.17	2.44	2.47	2.59
Total investment securities	2.63	2.48	2.36	2.41	2.48
Trading securities	2.84	2.69	2.46	2.64	2.87
Other earning assets:
Federal funds sold	1.28	1.07	0.99	1.11	1.26
Securities purchased under agreements to resell (d)	0.35	(0.09)	0.08	0.15	0.11
Interest-bearing cash	0.81	0.57	0.49	0.48	0.50
Total other earning assets	0.70	0.23	0.25	0.28	0.34
Interest income/total earning assets	3.37%	3.37%	3.30%	3.27%	3.23%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	0.39%	0.27%	0.23%	0.21%	0.21%
Other interest-bearing deposits	0.29	0.20	0.19	0.19	0.18
Time deposits	0.82	0.81	0.78	0.77	0.73
Total interest-bearing deposits	0.39	0.29	0.26	0.25	0.25
Federal funds purchased	0.77	0.55	0.52	0.51	0.51
Securities sold under agreements to repurchase	0.09	0.05	0.09	0.11	0.05
Trading liabilities	2.39	2.06	1.76	1.84	2.14
Other short-term borrowings (e)	1.24	0.61	0.61	0.66	0.97
Term borrowings (f)	2.98	2.76	2.67	2.60	2.32
Interest expense/total interest-bearing liabilities	0.60	0.51	0.47	0.48	0.49
Net interest spread	2.77%	2.86%	2.83%	2.79%	2.74%
Effect of interest-free sources used to fund earning assets	0.15	0.14	0.13	0.13	0.14
Net interest margin	2.92%	3.00%	2.96%	2.92%	2.88%

Certain previously reported amounts have been reclassified to agree with current presentation.

Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

(a)	Earning assets yields are expressed net of unearned income.
(b)	Includes loan fees and cash basis interest income.
(c)	Includes loans on nonaccrual status.
(d)	4Q16 driven by negative market rates on reverse repurchase agreements.
(e)	4Q16, 3Q16 and 2Q16 rates driven by higher FHLB borrowings at a rate lower than other short-term borrowings.
(f)	Rates are expressed net of unamortized debenture cost for term borrowings.

11

FHN CAPITAL HIGHLIGHTS

Quarterly, Unaudited

						1Q17 Changes vs.
(Dollars and shares in thousands)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Common equity tier 1 capital (a) (b)	$2,409,219	$2,377,987	$2,326,207	$2,260,722	$2,226,621	1%	8%
Tier 1 capital (a) (b)	2,681,438	2,671,871	2,615,449	2,538,876	2,493,080	*	8%
Total capital (a)	2,926,985	2,926,010	2,868,437	2,788,558	2,744,189	*	7%

Risk-weighted assets (“RWA”) (a) (b)	23,735,500	23,914,158	23,716,102	22,503,305	21,559,035	(1)%	10%
Average assets for leverage (a) (b)	28,805,448	28,581,251	27,481,309	26,715,209	26,519,986	1%	9%

Common equity tier 1 ratio (a) (b)	10.15%	9.94%	9.81%	10.05%	10.33%
Tier 1 ratio (a) (b)	11.30	11.17	11.03	11.28	11.56
Total capital ratio (a)	12.33	12.24	12.09	12.39	12.73
Leverage ratio (a) (b)	9.31	9.35	9.52	9.50	9.40

Total equity to total assets	9.25%	9.47%	9.65%	9.77%	9.80%
Tangible common equity/tangible assets (“TCE/TA”) (c)	7.27%	7.42%	7.58%	7.63%	7.61%
Period-end shares outstanding	233,883	233,624	233,235	232,019	232,547	*	1%
Cash dividends declared per common share	$0.09	$0.07	$0.07	$0.07	$0.07	29%	29%
Book value per common share	$10.05	$9.90	$10.09	$9.92	$9.68
Tangible book value per common share (c)	$9.14	$9.00	$9.17	$8.99	$8.75
Market capitalization (millions)	$4,326.8	$4,674.8	$3,552.2	$3,197.2	$3,046.4

Certain previously reported amounts have been reclassified to agree with current presentation.

* Amount is less than one percent.

(a)	Current quarter is an estimate.
(b)	See Glossary of Terms for definition.
(c)	TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.

12

FHN BUSINESS SEGMENT HIGHLIGHTS

Quarterly, Unaudited

						1Q17 Changes vs.
(Thousands)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Regional Banking
Net interest income	$193,389	$200,716	$190,508	$178,318	$172,312	(4)%	12%
Noninterest income	58,976	63,324	65,128	61,275	59,276	(7)%	(1)%
Total revenues	252,365	264,040	255,636	239,593	231,588	(4)%	9%
Provision for loan losses	3,098	4,692	8,544	10,883	14,767	(34)%	(79)%
Noninterest expense (a)	148,065	160,851	145,050	164,524	145,399	(8)%	2%
Income before income taxes	101,202	98,497	102,042	64,186	71,422	3%	42%
Provision for income taxes	36,623	35,400	37,063	22,372	25,407	3%	44%
Net income	$64,579	$63,097	$64,979	$41,814	$46,015	2%	40%

Fixed Income
Net interest income	$1,151	$2,541	$2,411	$3,146	$2,667	(55)%	(57)%
Noninterest income	50,822	52,061	72,073	78,083	67,122	(2)%	(24)%
Total revenues	51,973	54,602	74,484	81,229	69,789	(5)%	(26)%
Noninterest expense	48,685	48,726	59,423	62,802	58,623	*	(17)%
Income before income taxes	3,288	5,876	15,061	18,427	11,166	(44)%	(71)%
Provision for income taxes	1,024	1,875	5,518	6,786	3,892	(45)%	(74)%
Net income	$2,264	$4,001	$9,543	$11,641	$7,274	(43)%	(69)%

Corporate
Net interest income/(expense)	$(14,100)	$(17,500)	$(18,193)	$(15,847)	$(14,363)	19%	2%
Noninterest income	5,476	4,670	5,134	4,909	5,723	17%	(4)%
Total revenues	(8,624)	(12,830)	(13,059)	(10,938)	(8,640)	33%	*
Noninterest expense	16,880	14,593	14,929	15,930	13,461	16%	25%
Loss before income taxes	(25,504)	(27,423)	(27,988)	(26,868)	(22,101)	7%	(15)%
Benefit for income taxes	(13,093)	(15,118)	(16,772)	(12,784)	(11,246)	13%	(16)%
Net income/(loss)	$(12,411)	$(12,305)	$(11,216)	$(14,084)	$(10,855)	(1)%	(14)%

Non-Strategic
Net interest income	$9,268	$9,794	$10,469	$10,647	$11,458	(5)%	(19)%
Noninterest income (b)	1,665	4,022	6,210	1,247	2,184	(59)%	(24)%
Total revenues	10,933	13,816	16,679	11,894	13,642	(21)%	(20)%
Provision/(provision credit) for loan losses	(4,098)	(4,692)	(4,544)	(6,883)	(11,767)	13%	65%
Noninterest expense (c)	8,575	13,727	14,156	(16,434)	9,444	(38)%	(9)%
Income/(loss) before income taxes	6,456	4,781	7,067	35,211	15,965	35%	(60)%
Provision/(benefit) for income taxes	2,500	1,851	2,738	13,642	6,186	35%	(60)%
Net income/(loss)	$3,956	$2,930	$4,329	$21,569	$9,779	35%	(60)%

Total Consolidated
Net interest income	$189,708	$195,551	$185,195	$176,264	$172,074	(3)%	10%
Noninterest income	116,939	124,077	148,545	145,514	134,305	(6)%	(13)%
Total revenues	306,647	319,628	333,740	321,778	306,379	(4)%	*
Provision/(provision credit) for loan losses	(1,000)	—	4,000	4,000	3,000	NM	NM
Noninterest expense	222,205	237,897	233,558	226,822	226,927	(7)%	(2)%
Income before income taxes	85,442	81,731	96,182	90,956	76,452	5%	12%
Provision for income taxes	27,054	24,008	28,547	30,016	24,239	13%	12%
Net income	$58,388	$57,723	$67,635	$60,940	$52,213	1%	12%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

* Amount is less than one percent.

(a)	4Q16 includes $2.7 million of loss accruals related to legal matters; 3Q16 includes a $4.3 million reversal of loss accruals related to legal matters; 2Q16 includes $22.0 million of loss accruals related to legal matters.
(b)	4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR; 3Q16 includes $4.4 million of gains primarily related to recoveries associated with prior legacy mortgage servicing sales.
(c)	4Q16 includes $2.0 million of loss accruals related to legal matters; 3Q16 includes $4.5 million of loss accruals related to legal matters; 2Q16 includes a $31.4 million reversal of repurchase and foreclosure provision as a result of the settlements/recoveries of certain repurchase claims, somewhat offset by $4.0 million of loss accruals related to legal matters.

13

FHN REGIONAL BANKING

Quarterly, Unaudited

						1Q17 Changes vs.
	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Income Statement (thousands)
Net interest income	$193,389	$200,716	$190,508	$178,318	$172,312	(4)%	12%
Provision for loan losses	3,098	4,692	8,544	10,883	14,767	(34)%	(79)%
Noninterest income:
NSF / Overdraft fees (a)	6,316	9,707	10,076	8,905	9,576	(35)%	(34)%
Cash management fees	9,196	8,659	7,947	8,612	8,760	6%	5%
Debit card income	3,407	3,516	3,496	3,464	3,221	(3)%	6%
Other	4,327	4,291	4,215	4,466	4,288	1%	1%
Total deposit transactions and cash management	23,246	26,173	25,734	25,447	25,845	(11)%	(10)%
Brokerage, management fees and commissions	11,906	11,003	10,828	10,665	10,415	8%	14%
Trust services and investment management	6,680	7,056	6,900	7,239	6,569	(5)%	2%
Bankcard income (b)	5,342	6,230	6,151	6,432	5,132	(14)%	4%
Other service charges	2,618	2,596	2,591	2,579	2,318	1%	13%
Miscellaneous revenue (c)	9,184	10,266	12,924	8,913	8,997	(11)%	2%
Total noninterest income	58,976	63,324	65,128	61,275	59,276	(7)%	(1)%
Noninterest expense:
Employee compensation, incentives, and benefits	57,990	58,627	56,440	53,413	52,173	(1)%	11%
Other (d)	90,075	102,224	88,610	111,111	93,226	(12)%	(3)%
Total noninterest expense	148,065	160,851	145,050	164,524	145,399	(8)%	2%
Income before income taxes	$101,202	$98,497	$102,042	$64,186	$71,422	3%	42%
PPNR (e)	104,300	103,189	110,586	75,069	86,189	1%	21%
Efficiency ratio (f)	58.67%	60.92%	56.74%	68.67%	62.78%

Balance Sheet (millions)
Average loans	$17,199	$17,692	$16,844	$15,859	$15,224	(3)%	13%
Average other earning assets	34	37	46	42	47	(8)%	(28)%
Total average earning assets	17,233	17,729	16,890	15,901	15,271	(3)%	13%
Total average deposits	19,660	19,022	18,604	18,367	18,053	3%	9%
Total period-end deposits	20,541	19,348	18,742	18,674	18,534	6%	11%
Total period-end assets	18,329	18,771	18,562	17,434	16,280	(2)%	13%
Net interest margin (g)	4.61%	4.57%	4.55%	4.57%	4.60%
Net interest spread	3.57	3.52	3.46	3.44	3.42
Loan yield	3.78	3.68	3.61	3.59	3.57
Deposit average rate	0.21	0.16	0.15	0.15	0.15

Key Statistics
Financial center locations	162	162	162	162	174	*	(7)%

Certain previously reported amounts have been reclassified to agree with current presentation.

* Amount is less than one percent.

(a)	Variability is driven by changes in consumer behavior and seasonality; 1Q17 decrease driven by seasonality and a modification of billing practices.
(b)	2Q16 increase driven by a significant new relationship.
(c)	3Q16 includes a $1.8 million gain on the sales of properties.
(d)	4Q16 includes $2.7 million of loss accruals related to legal matters; 3Q16 includes a reversal of loss accruals related to legal matters of $4.3 million; 2Q16 includes $22.0 million of loss accruals related to legal matters; 1Q16 includes $3.7 million of impairment related to branch closures.
(e)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.
(f)	Noninterest expense divided by total revenue.
(g)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

14

FHN FIXED INCOME

Quarterly, Unaudited

						1Q17 Changes vs.
	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Income Statement (thousands)
Net interest income	$1,151	$2,541	$2,411	$3,146	$2,667	(55)%	(57)%
Noninterest income:
Fixed income product revenue	42,727	43,794	59,003	69,279	57,583	(2)%	(26)%
Other (a)	8,095	8,267	13,070	8,804	9,539	(2)%	(15)%
Total noninterest income	50,822	52,061	72,073	78,083	67,122	(2)%	(24)%
Noninterest expense	48,685	48,726	59,423	62,802	58,623	*	(17)%
Income before income taxes	$3,288	$5,876	$15,061	$18,427	$11,166	(44)%	(71)%

Efficiency ratio (b)	93.67%	89.24%	79.78%	77.31%	84.00%
Fixed income product average daily revenue	$689	$718	$922	$1,082	$944	(4)%	(27)%

Balance Sheet (millions)
Average trading inventory	$927	$1,281	$1,153	$1,267	$1,138	(28)%	(19)%
Average other earning assets	703	818	831	893	822	(14)%	(14)%
Total average earning assets	1,630	2,099	1,984	2,160	1,960	(22)%	(17)%
Total period-end assets	2,395	1,817	2,516	2,540	2,361	32%	1%
Net interest margin (c)	0.33%	0.57%	0.55%	0.64%	0.63%

Certain previously reported amounts have been reclassified to agree with current presentation.

*	Amount is less than one percent.
(a)	3Q16 increase driven by higher fees from loan and derivative sales.
(b)	Noninterest expense divided by total revenue.
(c)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

FHN CORPORATE

Quarterly, Unaudited

						1Q17 Changes vs.
	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Income Statement (thousands)
Net interest income/(expense)	$(14,100)	$(17,500)	$(18,193)	$(15,847)	$(14,363)	19%	2%
Noninterest income excluding securities gains/(losses)	5,432	4,802	5,335	4,810	4,149	13%	31%
Securities gains/(losses), net	44	(132)	(201)	99	1,574	NM	(97)%
Noninterest expense (a)	16,880	14,593	14,929	15,930	13,461	16%	25%
Loss before income taxes	$(25,504)	$(27,423)	$(27,988)	$(26,868)	$(22,101)	7%	(15)%

Average Balance Sheet (millions)
Average loans	$80	$86	$91	$96	$103	(7)%	(22)%
Total earning assets	$6,122	$4,795	$4,617	$4,576	$5,093	28%	20%
Net interest margin (b)	(0.96)%	(1.44)%	(1.55)%	(1.40)%	(1.14)%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

(a)	2Q16 includes $2.5 million of negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.
(b)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
15

FHN NON-STRATEGIC

Quarterly, Unaudited

						1Q17 Changes vs.
	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Income Statement (thousands)
Net interest income	$9,268	$9,794	$10,469	$10,647	$11,458	(5)%	(19)%
Provision/(provision credit) for loan losses	(4,098)	(4,692)	(4,544)	(6,883)	(11,767)	13%	65%
Noninterest income (a)	1,665	4,022	6,210	1,247	2,184	(59)%	(24)%
Noninterest expense (b)	8,575	13,727	14,156	(16,434)	9,444	(38)%	(9)%
Income/(loss) before income taxes	$6,456	$4,781	$7,067	$35,211	$15,965	35%	(60)%

Average Balance Sheet (millions)
Loans	$1,535	$1,636	$1,744	$1,856	$1,967	(6)%	(22)%
Loans held-for-sale	93	96	100	103	106	(3)%	(12)%
Trading securities	2	3	3	3	4	(33)%	(50)%
Allowance for loan losses	(48)	(50)	(53)	(59)	(69)	(4)%	(30)%
Other assets	34	37	47	46	34	(8)%	*
Total assets	1,616	1,722	1,841	1,949	2,042	(6)%	(21)%
Net interest margin (c)	2.29%	2.25%	2.26%	2.17%	2.21%
Efficiency ratio (d)	78.43%	99.36%	84.87%	NM	69.23%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a)	4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR; 3Q16 includes $4.4 million of gains primarily related to recoveries associated with prior legacy mortgage servicing sales.
(b)	4Q16 includes $2.0 million of loss accruals related to legal matters; 3Q16 includes $4.5 million of loss accruals related to legal matters; 2Q16 includes a $31.4 million reversal of repurchase and foreclosure provision as a result of the settlements/recoveries of certain repurchase claims, somewhat offset by $4.0 million of loss accruals related to legal matters.
(c)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(d)	Noninterest expense divided by total revenue excluding securities gains/(losses).
16

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											1Q17 Changes vs.
(Dollars in thousands)	1Q17		4Q16		3Q16		2Q16		1Q16		4Q16	1Q16

Allowance for Loan Losses Walk-Forward
Beginning reserve	$202,068		$201,557		$199,807		$204,034		$210,242		*	(4)%
Provision/(provision credit) for loan losses	(1,000)		—		4,000		4,000		3,000		NM	NM
Charge-offs	(8,413)		(11,369)		(10,362)		(18,296)		(17,612)		(26)%	(52)%
Recoveries	9,313		11,880		8,112		10,069		8,404		(22)%	11%
Ending balance	$201,968		$202,068		$201,557		$199,807		$204,034		*	(1)%
Reserve for unfunded commitments	5,284		5,312		4,802		5,351		5,495		(1)%	(4)%
Total allowance for loan losses plus reserve for unfunded commitments	$207,252		$207,380		$206,359		$205,158		$209,529		*	(1)%

Allowance for Loan Losses
Regional Banking	$155,968		$154,082		$151,397		$146,351		$143,088		1%	9%
Non-Strategic	46,000		47,986		50,160		53,456		60,946		(4)%	(25)%
Total allowance for loan losses	$201,968		$202,068		$201,557		$199,807		$204,034		*	(1)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$49,462		$50,653		$50,267		$60,754		$72,323		(2)%	(32)%
Foreclosed real estate (a)	4,422		5,081		5,811		7,031		11,045		(13)%	(60)%
Total Regional Banking	$53,884		$55,734		$56,078		$67,785		$83,368		(3)%	(35)%
Non-Strategic
Nonperforming loans	$92,409		$93,808		$100,572		$114,947		$120,335		(1)%	(23)%
Nonperforming loans held-for-sale after fair value adjustments	7,633		7,741		7,791		8,195		8,568		(1)%	(11)%
Foreclosed real estate (a)	5,837		6,154		7,867		7,119		6,415		(5)%	(9)%
Total Non-Strategic	$105,879		$107,703		$116,230		$130,261		$135,318		(2)%	(22)%
Corporate
Nonperforming loans	$1,521		$1,186		$1,211		$896		$927		28%	64%
Total nonperforming assets (a)	$161,284		$164,623		$173,519		$198,942		$219,613		(2)%	(27)%

Net Charge-Offs
Regional Banking	$1,211		$2,007		$3,499		$7,620		$9,265		(40)%	(87)%
Non-Strategic	(2,111)		(2,518)		(1,249)		607		(57)		16%	NM
Total net charge-offs/(recoveries)	$(900)		$(511)		$2,250		$8,227		$9,208		(76)%	NM

Consolidated Key Ratios (b)
30+ Delinq. % (c)	0.39%		0.34%		0.32%		0.32%		0.54%
NPL %	0.75		0.74		0.78		0.95		1.10
NPA %	0.80		0.80		0.85		1.03		1.20
Net charge-offs %	NM		NM		0.05		0.19		0.21
Allowance / loans %	1.06		1.03		1.03		1.07		1.16
Allowance / NPL	1.41	x	1.39	x	1.33	x	1.13	x	1.05	x
Allowance / NPA	1.31	x	1.29	x	1.22	x	1.05	x	0.97	x
Allowance / net charge-offs	NM		NM		22.51	x	6.04	x	5.51	x

Other
Loans past due 90 days or more (d)	$37,156		$38,299		$36,562		$34,175		$36,958		(3)%	1%
Guaranteed portion (d)	14,569		14,664		13,645		13,822		16,279		(1)%	(11)%
Period-end loans, net of unearned income (millions)	19,090		19,590		19,556		18,589		17,575		(3)%	9%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

* Amount is less than one percent.

(a)	Excludes foreclosed real estate from government-insured mortgages.
(b)	See Glossary of Terms for definitions of Consolidated Key Ratios.
(c)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(d)	Includes loans held-for-sale.
17

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

1Q17 Changes vs.
1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Key Portfolio Details
C&I
Period-end loans ($ millions)	$11,704	$12,148	$12,118	$11,179	$10,239	(4)%	14%
30+ Delinq. % (a) (b) (c)	0.17%	0.08%	0.05%	0.04%	0.37%
NPL %	0.26	0.27	0.25	0.27	0.38
Charge-offs % (qtr. annualized)	NM	NM	0.04	0.24	0.23
Allowance / loans %	0.80%	0.74%	0.72%	0.72%	0.79%
Allowance / charge-offs	NM	NM	17.23	x	3.21	x	3.50	x

Commercial Real Estate
Period-end loans ($ millions)	$2,173	$2,136	$2,066	$1,969	$1,849	2%	18%
30+ Delinq. % (a)	0.03%	0.01%	0.18%	0.15%	0.18%
NPL %	0.11	0.13	0.17	0.40	0.51
Charge-offs % (qtr. annualized)	NM	0.09	NM	NM	0.10
Allowance / loans %	1.42%	1.59%	1.57%	1.54%	1.39%
Allowance / charge-offs	NM	17.56	x	NM	NM	15.16	x

Consumer Real Estate
Period-end loans ($ millions)	$4,457	$4,524	$4,578	$4,641	$4,690	(1)%	(5)%
30+ Delinq. % (a)	0.86%	0.93%	0.86%	0.80%	0.82%
NPL %	1.83	1.83	1.95	2.31	2.43
Charge-offs % (qtr. annualized)	NM	NM	NM	0.04	0.10
Allowance / loans %	1.11%	1.11%	1.16%	1.27%	1.44%
Allowance / charge-offs	NM	NM	NM	29.40	x	14.06	x

Permanent Mortgage
Period-end loans ($ millions)	$409	$423	$436	$439	$443	(3)%	(8)%
30+ Delinq. % (a)	2.57%	2.36%	2.46%	2.21%	2.50%
NPL %	7.05	6.42	6.67	6.97	6.83
Charge-offs % (qtr. annualized)	NM	NM	0.12	NM	NM
Allowance / loans %	3.88%	3.85%	3.80%	4.01%	4.24%
Allowance / charge-offs	NM	NM	31.11	x	NM	NM

Credit Card and Other
Period-end loans ($ millions)	$347	$359	$358	$361	$354	(3)%	(2)%
30+ Delinq. % (a)	1.00%	1.17%	1.04%	1.19%	1.13%
NPL %	0.04	0.04	0.04	0.20	0.38
Charge-offs % (qtr. annualized)	3.08	3.25	2.95	2.73	2.86
Allowance / loans %	3.58%	3.39%	3.48%	3.30%	3.23%
Allowance / charge-offs	1.16	x	1.04	x	1.17	x	1.21	x	1.13	x
NM - Not meaningful
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	1Q16 ratio was driven by regional bank C&I but over half were favorably resolved in early second quarter 2016.
(c)	1Q17 increase was primarily driven by a few credits within the C&I portfolio, one of which has become current in early second quarter 2017.
18

FHN ASSET QUALITY: REGIONAL BANKING

Quarterly, Unaudited

1Q17 Changes vs.
1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Total Regional Banking
Period-end loans ($ millions)	$17,537	$17,935	$17,789	$16,703	$15,570	(2)%	13%
30+ Delinq. % (a)	0.24%	0.18%	0.17%	0.16%	0.39%
NPL %	0.28	0.28	0.28	0.36	0.46
Charge-offs % (qtr. annualized)	0.03	0.05	0.08	0.19	0.24
Allowance / loans %	0.89%	0.86%	0.85%	0.88%	0.92%
Allowance / charge-offs	31.75	x	19.30	x	10.88	x	4.78	x	3.84	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$11,284	$11,728	$11,698	$10,759	$9,818	(4)%	15%
30+ Delinq. % (a) (b) (c)	0.18%	0.08%	0.05%	0.04%	0.37%
NPL %	0.24	0.24	0.22	0.24	0.36
Charge-offs % (qtr. annualized)	NM	NM	0.05	0.25	0.24
Allowance / loans %	0.81%	0.75%	0.73%	0.74%	0.81%
Allowance / charge-offs	NM	NM	16.76	x	3.23	x	3.48	x

Commercial Real Estate
Period-end loans ($ millions)	$2,173	$2,136	$2,066	$1,969	$1,849	2%	18%
30+ Delinq. % (a)	0.03%	0.01%	0.18%	0.15%	0.18%
NPL %	0.11	0.13	0.17	0.40	0.51
Charge-offs % (qtr. annualized)	NM	0.11	NM	NM	0.10
Allowance / loans %	1.42%	1.59%	1.57%	1.54%	1.39%
Allowance / charge-offs	NM	14.28	x	NM	NM	14.23	x

Consumer Real Estate
Period-end loans ($ millions)	$3,655	$3,643	$3,608	$3,577	$3,531	*	4%
30+ Delinq. % (a)	0.48%	0.49%	0.46%	0.40%	0.46%
NPL %	0.55	0.52	0.57	0.73	0.76
Charge-offs % (qtr. annualized)	NM	—	0.01	NM	0.06
Allowance / loans %	0.53%	0.52%	0.56%	0.68%	0.75%
Allowance / charge-offs	NM	NM	57.14	x	NM	11.78	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$425	$428	$417	$398	$372	(1)%	14%
30+ Delinq. % (a)	0.90%	1.08%	0.97%	1.16%	1.18%
NPL %	0.09	0.09	0.10	0.10	0.28
Charge-offs % (qtr. annualized)	2.55	2.79	2.64	2.54	2.82
Allowance / loans %	3.36%	3.09%	3.19%	3.07%	3.06%
Allowance / charge-offs	1.33	x	1.12	x	1.23	x	1.25	x	1.10	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$67	$71	$79	$85	$92	(6)%	(27)%
30+ Delinq. % (a)	4.25%	4.37%	4.37%	4.92%	3.66%
NPL %	2.25	1.66	1.54	1.06	1.00
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	NM	NM	NM	NM	NM
Allowance / charge-offs	NM	NM	NM	NM	NM

NM - Not meaningful

* Amount is less than one percent.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	Over half of the loans driving the 1Q16 ratio were favorably resolved in early second quarter 2016.
(c)	1Q17 increase was primarily driven by a few credits within the C&I portfolio, one of which has become current in early second quarter 2017.
19

FHN ASSET QUALITY: NON-STRATEGIC

Quarterly, Unaudited

1Q17 Changes vs.
1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Total Non-Strategic
Period-end loans ($ millions)	$1,486	$1,584	$1,688	$1,801	$1,913	(6)%	(22)%
30+ Delinq. % (a)	1.89%	1.94%	1.76%	1.56%	1.59%
NPL %	6.22	5.92	5.96	6.38	6.29
Charge-offs % (qtr. annualized)	NM	NM	NM	0.13	NM
Allowance / loans %	3.10%	3.03%	2.97%	2.97%	3.19%
Allowance / charge-offs	NM	NM	NM	21.90	x	NM

Key Portfolio Details
Commercial
Period-end loans ($ millions)	$420	$420	$420	$420	$421	*	*
30+ Delinq. % (a)	—%	—%	—%	—%	0.23%
NPL %	0.97	0.98	0.99	1.00	0.83
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	0.03
Allowance / loans %	0.35%	0.33%	0.33%	0.33%	0.34%
Allowance / charge-offs	NM	NM	NM	NM	10.11	x

Consumer Real Estate
Period-end loans ($ millions)	$802	$881	$970	$1,064	$1,160	(9)%	(31)%
30+ Delinq. % (a)	2.60%	2.76%	2.34%	2.16%	1.91%
NPL %	7.65	7.26	7.09	7.59	7.52
Charge-offs % (qtr. annualized)	NM	NM	NM	0.26	0.21
Allowance / loans %	3.80%	3.56%	3.40%	3.27%	3.51%
Allowance / charge-offs	NM	NM	NM	12.14	x	16.09	x

Permanent Mortgage
Period-end loans ($ millions)	$258	$275	$290	$308	$322	(6)%	(20)%
30+ Delinq. % (a)	2.78%	2.29%	2.36%	1.66%	2.22%
NPL %	10.45	9.32	9.48	9.51	8.95
Charge-offs % (qtr. annualized)	NM	NM	0.18	NM	NM
Allowance / loans %	5.45%	5.49%	5.36%	5.53%	5.70%
Allowance / charge-offs	NM	NM	29.16	x	NM	NM

Other Consumer
Period-end loans ($ millions)	$6	$8	$8	$9	$10	(25)%	(40)%
30+ Delinq. % (a)	1.84%	1.73%	1.62%	1.06%	1.23%
NPL %	1.90	1.82	1.83	7.98	7.70
Charge-offs % (qtr. annualized)	NM	NM	NM	1.15	NM
Allowance / loans %	0.08%	2.26%	2.50%	2.83%	4.63%
Allowance / charge-offs	NM	NM	NM	2.41	x	NM

NM - Not meaningful

* Amount is less than one percent.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
20

FHN: PORTFOLIO METRICS
Unaudited

C&I Portfolio: $11.7 Billion (61.3% of Total Loans) as of March 31, 2017
% OS
General Corporate, Commercial, and Business Banking Loans	81%
Loans to Mortgage Companies	13%
Trust Preferred Loans	3%
Bank Holding Company Loans	3%

Consumer Real Estate (primarily Home Equity) Portfolio: $4.5 Billion (23.3% of Total Loans)

Origination LTV and FICO for Portfolio as of March 31, 2017	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	11%	24%	16%	13%
FICO score 720-739	1%	4%	4%	3%
FICO score 700-719	1%	3%	3%	2%
FICO score 660-699	1%	4%	3%	2%
FICO score 620-659	—%	1%	1%	1%
FICO score less than 620	—%	1%	—%	1%

Origination LTV and FICO for Portfolio - Regional Bank as of March 31, 2017	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	11%	25%	17%	15%
FICO score 720-739	1%	4%	3%	3%
FICO score 700-719	1%	3%	2%	2%
FICO score 660-699	1%	3%	3%	2%
FICO score 620-659	1%	1%	1%	1%
FICO score less than 620	—%	—%	—%	—%

Origination LTV and FICO for Portfolio - Non-Strategic as of March 31, 2017	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	8%	19%	15%	5%
FICO score 720-739	2%	5%	6%	2%
FICO score 700-719	2%	6%	6%	2%
FICO score 660-699	2%	5%	5%	4%
FICO score 620-659	—%	1%	2%	1%
FICO score less than 620	—%	—%	—%	2%

Consumer Real Estate Portfolio Detail:

		Origination Characteristics
Vintage	Balances ($B)	W/A Age (mo.)	CLTV	FICO		% TN	% 1st lien
pre-2008	$1.0	135	80%	726		21%	21%
2008	$0.2	106	75%	744		74%	51%
2009	$0.1	94	72%	745		86%	59%
2010	$0.1	80	78%	752		92%	71%
2011	$0.2	68	76%	758		89%	85%
2012	$0.5	57	77%	764		89%	92%
2013	$0.4	46	78%	755		86%	86%
2014	$0.4	33	82%	757		86%	90%
2015	$0.6	20	80%	758		81%	88%
2016	$0.8	8	80%	761		84%	90%
2017	$0.2	2	81%	758		75%	91%
Total	$4.5	60	79%	750	(a)	70%	71%
(a)	750 average portfolio origination FICO; 748 weighted average portfolio FICO (refreshed).
21

FHN NON-GAAP TO GAAP RECONCILIATION

Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	1Q17	4Q16	3Q16	2Q16	1Q16
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,740,460	$2,705,084	$2,744,582	$2,691,924	$2,642,948
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$2,349,405	$2,314,029	$2,353,527	$2,300,869	$2,251,893
Less: Intangible assets (GAAP) (b)	211,156	212,388	213,688	214,923	216,222
(C) Tangible common equity (Non-GAAP)	$2,138,249	$2,101,641	$2,139,839	$2,085,946	$2,035,671

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$29,618,600	$28,555,231	$28,449,222	$27,541,070	$26,963,682
Less: Intangible assets (GAAP) (b)	211,156	212,388	213,688	214,923	216,222
(E) Tangible assets (Non-GAAP)	$29,407,444	$28,342,843	$28,235,534	$27,326,147	$26,747,460

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$2,722,668	$2,746,828	$2,718,319	$2,655,488	$2,644,374
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$2,331,613	$2,355,773	$2,327,264	$2,264,433	$2,253,319
Less: Average intangible assets (GAAP) (b)	211,757	213,019	214,260	215,556	216,855
(H) Average tangible common equity (Non-GAAP)	$2,119,856	$2,142,754	$2,113,004	$2,048,877	$2,036,464

Annualized Net Income Available to Common Shareholders
(I) Net income available to common shareholders (annualized) (GAAP)	$219,073	$212,017	$251,434	$227,395	$192,299

Period-end Shares Outstanding
(J) Period-end shares outstanding	233,883	233,624	233,235	232,019	232,547

Ratios
(I)/(G) Return on average common equity (“ROE”) (GAAP)	9.40%	9.00%	10.80%	10.04%	8.53%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	10.33%	9.89%	11.90%	11.10%	9.44%
(A)/(D) Total equity to total assets (GAAP)	9.25%	9.47%	9.65%	9.77%	9.80%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.27%	7.42%	7.58%	7.63%	7.61%
(B)/(J) Book value per common share (GAAP)	$10.05	$9.90	$10.09	$9.92	$9.68
(C)/(J) Tangible book value per common share (Non-GAAP)	$9.14	$9.00	$9.17	$8.99	$8.75
(a)	Included in Total equity on the Consolidated Balance Sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.
22

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

23

First Horizon National Corporation First Quarter 2017 Earnings April 13, 2017

2 ▪ Portions of this presentation use non - GAAP financial information. Each of those portions is so noted, and a reconciliation of that non - GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. ▪ This presentation contains forward - looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as “ believe”,“expect”,“anticipate”,“intend”,“estimate ”, “ should”,“is likely”,“will”,“going forward” and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward - looking statements. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10 - Q and 10 - K. FHN disclaims any obligation to update any such forward - looking statements or to publicly announce the result of any revisions to any of the forward - looking statements to reflect future events or developments.

1Q17 Accomplishments

Diluted EPS	ROA[1]	ROTCE[1]	CET1[2]
$0.23	**0.82%**	**10.3%**	**10.2%**

Moving Toward Bonefish Profitability Targets

- Net income available to common shareholders up 13%, diluted EPS up 15%
- ROTCE[1] at 10.3%, up 89 bps
  - Regional Banking ROA[1] at 1.46% and ROE[1] of 23%
- Net interest income growth of 10%
- Average loans up 9% and average deposits up 14%
  - Regional Banking average loan growth of 13%
- Fixed income product average daily revenue of $689k

Positive Operating Leverage

- Efficiency ratio improvement of 198 bps to 72.5%
  - Regional Banking efficiency ratio at 58.7% or 411 bps improvement
- Revenue stable, while expenses declined 2%
  - Regional Banking revenue up 9% vs expense increase of 2%

Capital Deployment

- Coastal Securities acquisition closed on April 3, 2017
- Increased quarterly common dividend 29%

FIRST HORIZON NATIONAL CORPORATION

All comparisons are 1Q16 vs 1Q17 unless otherwise noted. [1]ROA and ROTCE are annualized numbers. ROTCE is Non-GAAP and is reconciled to ROE in the appendix. Segment revenue, expense, asset and equity levels reflect those which are specifically identifiable or which are allocated based on an internal allocation method. [2]Current quarter is an estimate.

3

FINANCIAL RESULTS 4

1Q17 Consolidated Financial Results

$ in millions **Financial Results**	Actuals			1Q17 vs	
	1Q17	**4Q16**	**1Q16**	**4Q16**	**1Q16**
Net Interest Income	**$190**	$196	$172	-3%	+10%
Fee Income	**$117**	$124	$134	-6%	-13%
Total Revenue	**$307**	$320	$306	-4%	*
Loan Loss Provision	**$(1)**	$0	$3	NM	NM
Expense	**$222**	$238	$227	-7%	-2%
Pretax Income	**$85**	$82	$76	+5%	+12%
Net Income Available to Common Shareholders (NIAC)	**$54**	$53	$48	+1%	+13%
EPS	**$0.23**	$0.23	$0.20	*	+15%
Average Loans ($B)	**$18.8**	$19.4	$17.3	-3%	+9%
Average Deposits ($B)	**$22.8**	$22.3	$19.9	+2%	+14%

- Diluted EPS of $0.23 in 1Q17, steady LQ and up 15% YOY
  - Continued strong balance sheet growth and meaningful positive operating leverage in the Regional Bank
  - Fixed Income revenue muted, but remains a substantial source of fee income
  - Continued excellent credit quality
- Pretax income up 5% LQ and up 12% YOY
- Revenue down 4% LQ, flat YOY
  - NII YOY increase due to higher short-term rates and loan growth, LQ decrease from lower balances of loans to mortgage companies and fewer days in 1Q17
- Expense down LQ and YOY from continued expense discipline
- Loan loss provision credit reflects overall stability in loan portfolio and continued run-off of non-strategic loans

Numbers may not add to total due to rounding. NM - Not Meaningful. * - less than 1%. LQ – Linked Quarter. YOY – Year over Year.

FIRST HORIZON NATIONAL CORPORATION 5

6 Net Interest Income Sensitivity Impact 2 Consolidated Net Interest Income and Net Interest Margin Positive Year - over - Year Balance Sheet Trends ▪ NII up $18mm or 10% YOY, down 3% LQ ▪ NIM at 2.92%, up 4 bps YOY, down 8 bps LQ ▪ NIM decrease LQ largely related to deposit growth and excess cash held to fund Coastal Securities acquisition ▪ Average loans up 9% YOY and down 3% LQ ▪ Floating rate loans comprise 67% of loan portfolio ▪ Further moderated asset sensitivity via additional receive - fixed portfolio loan swaps NIM Stability and Loan Growth Drive NII Increase NII and NIM Linked - Quarter Change Drivers Numbers may not add to total due to rounding. LQ – Linked Quarter. YOY - Year over Year. 1 Other includes the impact of lower Fixed Income inventories. 2 NII sensitivity analysis uses FHN’s balance sheet as of 1Q17. Bps impact assumes increase in Fed Funds rate. $157 $167 $164 $167 $172 $176 $185 $196 $190 2.50% 2.75% 3.00% 3.25% $100 $125 $150 $175 $200 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 NII (left axis) NIM (right axis) $200mm NII +21% ($ in millions) NII NIM 4Q16 $195.6 3.00% Rates/ Asset Sensitivity +$5.7 +9bps Higher Cash Balances +$0.1 - 16 bps Lower Loans to Mortgage Companies - $8.9 - 3bps Higher Commercial Loan Volume +$2.3 - 1bp Fewer Days in 1Q - $3.2 - Other 1 - $1.8 +3bps 1Q17 $189.7 2.92% +1.1% +$9mm +2.3% +$18mm +4.6% +$36mm 0% 1% 2% 3% 4% 5% +25bps +50bps +100bps

Regional Banking Financial Results

Strong Year-over-Year Balance Sheet, NII and PPNR Growth

$ in millions	Actuals			1Q17 vs	
Financial Results	**1Q17**	**4Q16**	**1Q16**	**4Q16**	**1Q16**
Net Interest Income	$193	$201	$172	-4%	+12%
Fee Income	$59	$63	$59	-7%	*
Total Revenue	$252	$264	$232	-4%	+9%
Expense	$148	$161	$145	-8%	+2%
PPNR[1]	$104	$103	$86	+1%	+21%
Loan Loss Provision	$3	$5	$15	-34%	-79%
Pre-Tax Income	$101	$98	$71	+3%	+42%
Net Income	$65	$63	$46	+2%	+40%
Average Loans ($B)	$17.2	$17.7	$15.2	-3%	+13%
Average Deposits ($B)	$19.7	$19.0	$18.1	+3%	+9%

- PPNR up 1% LQ and up 21% YOY
- Efficiency ratio of 58.7% in 1Q17; improvement of 225 bps LQ and 411 bps YOY
- Total revenue up 9% YOY, down 4% LQ
  - YOY NII growth driven by increase in short-term rates and higher commercial loans, LQ decrease due to lower loans to mortgage companies
- Average loans up 13% YOY from higher commercial loans, down 3% LQ
- Average deposits up 9% YOY and up 3% LQ
- Loan loss provision reflects overall strength and stability in asset quality
  - Net charge-offs of $1mm in 1Q17 vs $9mm in 1Q16 and $2mm in 4Q16

FIRST HORIZON NATIONAL CORPORATION

*Numbers may not add to total due to rounding. LQ – Linked Quarter. YOY - Year over Year. * - less than 1%.*
[1]Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR follows the regulatory definition.

7

8 Profitable Growth Opportunities: Regional Banking Regional Banking Average Loan Growth by Lending Area Numbers may not add to total due to rounding. LQ – Linked Quarter. YOY - Year over Year. 1 Other includes Retail, Business Banking and the following specialty banking areas: Corporate, Correspondent, Energy, Franchis e F inance and Healthcare. $17.7 $17.2 $16.3 $16.5 $16.8 $17.0 $17.3 $17.5 $17.8 $18.0 4Q16 Loans to Mortgage Companies Other¹ ABL PC/WM CRE Commercial 1Q17 $18.0B $(901)mm $(9)mm $37mm $100mm $134mm $146mm ▪ Regional Banking average loan growth of 13% YOY and decline of 3% LQ ▪ Excluding Loans to Mortgage Companies, average loans up 14% YOY and 3% LQ ▪ Loans to Mortgage Companies average balance at $1.3B in 1Q17 vs $2.2B in 4Q16 and $1.2B in 1Q16 ▪ Continued strong loan growth in specialty banking areas and growth markets ▪ CRE up 7% and ABL up 2% LQ ▪ Middle TN up 4% and Houston up 10% LQ 1Q17 Average Regional Bank Commercial Loans Healthcare 3% Correspondent 3% Energy 1% Specialty Banking Areas Commercial Real Estate 16% Loans to Mortgage Companies 10% Franchise Finance 6% Commercial 35% Asset Based Lending 12% Corporate 7%

Fixed Income - FTN Financial Solid Fee Income Contribution 9 Fixed Income Revenue and Expense $0 $500 $1,000 $1,500 $0 $25 $50 $75 $100 1Q16 2Q16 3Q16 4Q16 1Q17 Revenue Expense Column1 ADR Left Axis: Right Axis: $100mm 1Q17 Daily Fixed Income Product Revenue 0 5 10 15 20 25 < $250 $250 - $500k $500 - $750K $750k - $1mm $1mm - $1.25mm $1.25mm+ Number of Days 1Q17 4Q16 ▪ Fixed income product average daily revenue (ADR) at $689k in 1Q17 vs $718k in 4Q16 ▪ Fixed income ADR performance reflects lower activity due to rate increases and relatively low levels of volatility ▪ Focused on investing in extensive fixed income distribution platform: ▪ Acquisition of Coastal Securities in 2Q17 substantially expands government guaranteed loan (“GGL”) products (SBA and USDA loans and securities) and contributes to municipal products growth strategy ▪ Strategic hires to increase market share $ in millions, except ADR Actuals 1Q17 vs Financial Results 1Q17 4Q16 1Q16 4Q16 1Q16 NII $1 $3 $3 - 55% - 57% Fee Income $51 $52 $67 - 2% - 24% Expense $49 $49 $59 * - 17% Pretax Income $3 $6 $11 - 44% - 71% Net Income $2 $4 $7 - 43% - 69% ADR $689k $718k $944k - 4% - 27% * - Less than 1%.

10 Improving Productivity & Efficiency 4Q16 – 1Q17 Consolidated Noninterest Expense by Item 4Q16 – 1Q17 Consolidated Noninterest Expense by Segment $238 $222 $200 $210 $220 $230 $240 4Q16 FHN Regional Banking Non- Strategic Fixed Income Corp. 1Q17 FHN $238 $222 $200 $210 $220 $230 $240 4Q16 FHN Litig./ Reg. Comp. Advert. /PR Software Legal Other¹ 1Q17 FHN $240mm $(12.8) $(5.2) $(0.04) $2.3 $(5.0) $(2.4) $(1.5) $(5.0) $(1.1) $(0.8) $240mm ▪ Focused on positive operating leverage ▪ Continued expense discipline across the organization ▪ Expense down LQ due to decrease in legal accruals, lower compensation and other expense items ▪ Ongoing investments in strategic hires in specialty banking areas, growth markets and technology ▪ Financial center count down 7% YOY with added emphasis on digital banking 1 Other includes declines in depreciation, travel & entertainment, supplies and other. Refer to the 1Q17 financial supplement f or additional detail.

11 Allowance to Loans Ratio by Segment 1.16% 1.07% 1.03% 1.03% 1.06% 0.92% 0.88% 0.85% 0.86% 0.89% 3.19% 2.97% 2.97% 3.03% 3.10% 0.0% 1.0% 2.0% 3.0% 4.0% 1Q16 2Q16 3Q16 4Q16 1Q17 Consolidated Regional Banking Non-Strategic Net Charge - Offs Asset Quality Stable Credit Trends Reflect Strong Underwriting Discipline -0.15% 0.00% 0.15% 0.30% -$5 $0 $5 $10 1Q16 2Q16 3Q16 4Q16 1Q17 NCOs $ Provision $ NCO %¹ $10mm ▪ Net recoveries of ~$1mm in 1Q17 vs net recoveries of ~$1mm in 4Q16 and net charge - offs of $9mm in 1Q16 ▪ Non - performing assets down 27% YOY and down 2% LQ ▪ 30+ delinquencies as a percentage of total loans at 0.39% on a consolidated basis and 0.24% in the Regional Bank ▪ Allowance to loan ratio up 3 bps LQ ▪ Non - Strategic loans comprise 8% of total average loans at 1Q17, down from 11% a year ago Numbers may not add to total due to rounding. LQ – Linked Quarter. YOY - Year over Year. 1 Net charge - off % is annualized. ($ in mm) 1Q16 2Q16 3Q16 4Q16 1Q17 Provision/ (Credit) $3 $4 $4 - $(1) Charge - offs $18 $18 $10 $11 $8 Recoveries $(8) $(10) $(8) $(12) $(9) Net Charge - Offs/ (Recoveries) $9 $8 $2 $(1) $(1) Asset Quality Highlights Net recoveries in 4Q16 and 1Q17

12 1Q17 Consolidated Long - Term Targets ROTCE 1 10.3% 15.0%+ ROA 1 0.82% 1.10 - 1.30% CET1 2 10.2% 8.0 - 9.0% NIM 1 2.92% 3.25 - 3.50% NCO / Average Loans 1 NM 0.20 - 0.60% Fee Income / Revenue 38% 40 - 50% Efficiency Ratio 72% 60 - 65% NM – Not Meaningful. 1 ROTCE, ROA, NIM, and NCO / Average Loans are annualized. ROTCE is a Non - GAAP number and reconciled in the appendix. 2 Current quarter is an estimate. Building Long - Term Earnings Power: Bonefish Targets Focused on Growing Our Company Selectively and Profitably While Positioning Our Balance Sheet for Sustainable, Higher Returns in the Long Term Risk Adjusted Margin Total Assets Earning Assets Pre-tax Income Tax Rate Annualized Net Charge-Offs 0.20% - 0.60% % Fee Income 40% - 50% Efficiency Ratio 60% - 65% Return on Tangible Common Equity 15%+ Equity / Assets Common Equity Tier 1 8% - 9% Return on Assets 1.10% - 1.30% Net Interest Margin 3.25% - 3.50%

Building Blocks Provide Path to Bonefish Targets

Building a Foundation for Long-Term Earnings Power

Current Return/ Earnings Power

Continued Efficiencies
- *Maintain Positive Operating Leverage*
- *Non-Strategic Wind-Down*
- *Infrastructure Reductions*
- *Branch Network Rationalization*

Growth Opportunities
- *Leverage Specialty Areas*
  - *Franchise Finance*
  - *Specialty Healthcare*
  - *Music*
- *Mid-Atlantic*
- *Middle TN*
- *Houston*

Economic Profit Improvement
- *Utilize EP Tools to Enhance Customer/Product Profitability*
- *Sales Productivity and Process Improvements*
- *Continued Strong Underwriting and Pricing Discipline*

Optimize/ Redeploy Capital
- *Dividends*
- *Share Buybacks*
- *M&A*

Capture Interest Rate Opportunities
- *Latent Income Embedded in Asset-Sensitive Balance Sheet*
- *Strong Deposit Franchise*
- *Fed Funds Rate Increases*

Increased Fixed Income Activity
- *Fixed Income Platform Capacity*
- *Acquisition of Coastal Securities*
- *ADR at $1.0-$1.5mm*

Other Potential Drivers
- *Corporate Tax Reform*
- *Economic Growth*
- *Regulatory Reform*

Target Bonefish Return/ Earnings Power

More Controllable ⟷ *Less Controllable*

Chart illustrates a quantified path to long-term goals; it contains no forecasts.

FIRST HORIZON NATIONAL CORPORATION
13

14 Building a Foundation for Attractive Long - Term Earnings Power ▪ Proven execution capabilities ▪ Unique size, scope and strengths ▪ Focused on efficiency, productivity, economic profitability and growth opportunities ▪ Organizational alignment on the path to achieving long - term bonefish profitability ▪ Breadth and depth of talent to profitably run and grow the company Successfully Executing on Key Priorities FHN is Well Positioned for Attractive Long - Term Earnings Power

APPENDIX 15

Notable Items 16 1Q 2Q 3Q 4Q 2016 Pre - Tax Amount Branch Impairment $(3.7)mm $(26.0)mm Litigation Accrual 1 Valuation Adjustment for Derivatives Related to Prior Sales of Visa Class B Shares Mortgage Repurchase Reserve Release $(2.5)mm $31.4mm $4.4mm Gain Primarily Related to Recoveries Associated with Prior Mortgage Servicing Sales Litigation Accrual 2 Litigation Accrual Reversal 3 $(4.5)mm $4.3mm Litigation Accrual 1 $(4.7)mm 2017 Pre - Tax Amount Refer to the financial supplement for further variance trend analysis. 1 Pre - tax loss associated with legal matters in the Regional Banking segment ($22.0mm in 2Q16 and $2.7mm in 4Q16) and Non - Strategi c segment ($4.0mm in 2Q16 and $2.0mm in 4Q16). 2 Pre - tax loss associated with legal matters in the Non - Strategic segment. 3 Pre - tax expense reversal associated with legal matters in the Regional Banking segment. None -

1Q17 Segment Highlights 17 Drivers and Impacts Net Income 1 $ in millions, except EPS 1Q17 Per Share Impact 2 Regional Banking Fixed Income Corporate 1 Non - Strategic Total 1 4Q16 $63 $4 $(17) $3 $53 1Q16 $46 $7 $(15) $10 $48 1Q17 $65 $2 $(17) $4 $54 $0.27 $0.01 $(0.07) $0.02 $0.23 ▪ Fixed income product ADR of $689k in 1Q17 vs $718k in 4Q16 ▪ Expense flat linked quarter due to lower variable compensation offset by FICA reset and increased legal fees ▪ Loan loss provision credit of $4mm in 1Q17 vs $5mm credit in 4Q16 ▪ 4Q16 includes $2.0mm legal accrual expense ▪ NII up 12% YOY and down 4% LQ ▪ Average loans up 13% YOY and down 3% LQ ▪ Expenses up 2% YOY and down 8% LQ ▪ 1Q16 includes $3.7mm branch impairment expense ▪ 4Q16 includes $2.7mm legal accrual expense ▪ Loan loss provision of $3mm in 1Q17 vs $5mm in 4Q16 Numbers may not add to total due to rounding. LQ – Linked Quarter. YOY - Year over Year. 1 Corporate and total show net income available to common, which reflects $3mm of noncontrolling interest and $1.6mm of preferr ed stock dividends in each quarter. 2 Segment EPS impacts are Non - GAAP numbers, reconciled to total EPS in the table. EPS impacts are calculated using 1Q17 segment net income divided by the 237 million average diluted shares outstanding.

18 1Q17 Credit Quality Summary by Portfolio Numbers may not add to total due to rounding. NM - Not meaningful. 1 Credit card, Permanent Mortgage, and Other. 2 Credit card, OTC, and Other Consumer. 3 Non - performing loan % excludes held - for - sale loans. 4 Net charge - offs are annualized. 5 Exercised clean - up calls on jumbo securitizations in 1Q13, 3Q12, 2Q11, and 4Q10, which are now on balance sheet in the Corporate segment. ($ in millions) CRE HE & HELOC Other 1 Total Permanent Mortgage Commercial (C&I & Other) HE & HELOC Permanent Mortgage Other 2 Total Period End Loans $11,284 $2,173 $3,655 $425$17,537 $67 $420 $802 $258 $6 $19,090 30+ Delinquency 0.18% 0.03% 0.48% 0.90% 0.24% 4.25% - 2.60% 2.78% 1.84% 0.39% Dollars $20 $1 $18 $4 $42 $3 - $21 $7 $0 $74 NPL 3% 0.24% 0.11% 0.55% 0.09% 0.28% 2.25% 0.97% 7.65% 10.45% 1.90% 0.75% Dollars $27 $2 $20 $0 $49 $2 $4 $61 $27 $0 $143 Net Charge-offs 4 % NM NM NM 2.55% 0.03% NM NM NM NM NM NM Dollars ($1) ($0) ($0) $3 $1 NM ($0) ($2) ($0) ($0) ($1) Allowance $92 $31 $19 $14 $156 NM $1 $30 $14 $0 $202 Allowance / Loans % 0.81% 1.42% 0.53% 3.36% 0.89% NM 0.35% 3.80% 5.45% 0.08% 1.06% Allowance / Charge-offs NM NM NM 1.33x 31.75x NM NM NM NM NM NM Commercial (C&I & Other) FHNC Consol Regional Banking Corporate 5 Non-Strategic

19 Select C&I and CRE Portfolio Metrics Numbers may not add to total due to rounding. ▪ $11.7B C&I portfolio , diversified by industry ▪ $2.2B CRE portfolio, diversified by geography and product type, comprising 11% of period - end consolidated loans ▪ Commercial (C&I and CRE) had net recoveries of $1.3mm for the quarter ▪ Gross charge - offs were $0.6mm with recoveries of $1.9mm $1.5 $2.2 $2.5 $2.0 $1.5 $1.2 $1.6 $2.2 $2.2 $1.3 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 1Q16 2Q16 3Q16 4Q16 1Q17 Period End Average C&I: Loans to Mortgage Companies CRE: Loan Type CRE: Collateral Type CRE: Geographic Distribution Retail 23% TN 28% NC 20% GA 13% Construction 24% Land 1% Mini - Perm/ Non - Construction 75% Industrial 11% Hospitality 13% Multi - Family 32% Other 18% TX 9% $2.5B Office 16% Land 1% SC 6%

20 Consumer Portfolio Overview $1.0 $0.6 $0.0 $0.5 $1.0 In Draw In Repayment HELOC Draw vs Repayment Balances Percent of Home Equity Portfolio: Months Left in Draw Period 20% 10% 6% 6% 7% 50% 0% 10% 20% 30% 40% 50% 0-12 13-24 25-36 37-48 49-60 >60 Home Equity Portfolio Characteristics 31.7% 32.7% 32.0% 35.1% 38.2% 30.0% 35.0% 40.0% $0.0 $0.4 $0.8 $1.2 1Q16 2Q16 3Q16 4Q16 1Q17 Period End Balance Constant Pre-Payment Rate (Right Axis) Non - Strategic Consumer Real Estate Run - Off $1.2B $1.0B Numbers may not add to total due to rounding. ($ in millions) 1Q16 2Q16 3Q16 4Q16 1Q17 Beginning Balance $115 $114 $67 $67 $65 Net Realized Losses $(1) $(16) $(0) $(1) $(0) Provision $0 $(31) $(0) $(1) $(0) Ending Balance $114 $67 $67 $65 $65 Mortgage Repurchase Reserve First Second Total Balance ($B) $3.2 $1.3 $4.5 Original FICO 756 737 750 Refreshed FICO 756 726 748 Original CLTV 78% 81% 79% Full Doc 96% 78% 91% Owner Occupied 96% 94% 96% HELOCS ($B) $0.6 $1.1 $1.6 Weighted Average HELOC Utilization 43% 50% 48%

Reconciliation to GAAP Financials 21 Slides in this presentation use non - GAAP information of return on tangible common equity. That information is not presented according to generally accepted accounting principles (GAAP ) and is reconciled to GAAP information below. Numbers may not add to total due to rounding. ($ in millions) YOY Return on Tangible Common Equity (ROTCE) 1Q17 1Q16 Change Average Total Equity (GAAP) $2,723 $2,644 Less: Average Noncontrolling Interest (GAAP) $295 $295 Less: Preferred Stock (GAAP) $96 $96 Average Common Equity (GAAP) (a) $2,332 $2,253 Less: Average Intangible Assets (GAAP) $212 $217 Average Tangible Common Equity (Non-GAAP) (b) $2,120 $2,036 Annualized Net Income Available to Common (GAAP) (c) $219 $192 Return on Average Common Equity (ROE) (GAAP) (c/a) 9.4% 8.5% 0.86% Return on Average Tangible Common Equity (ROTCE) (Non-GAAP) (c/b) 10.3% 9.4% 0.89%